                                                                   Exhibit 3-284
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                            CERTIFICATE OF AMENDMENT
                                       OF
                      VOLUSIA MERIDIAN LIMITED PARTNERSHIP






APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND JUNE 8, 1988 AT 8:48 O'CLOCK A.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.

                             ---------------------

  ORGANIZATION AND               RECORDING                    SPECIAL
CAPITALIZATION FEE PAID:         FEE PAID:                    FEE PAID:

$_________                       $50.00                       $_________
                                 M2198620

TO THE CLERK OF THE COURT OF BALTIMORE COUNTY

   IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL INDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.

                               RETURN TO:
                               GALLAGHER, EVELIUS & JONES
                               218 N. CHARLES ST. SUITE 400
                               BALTIMORE    MD 21201

                                                236C3011217

                               STATE OF MARYLAND                  A 264580
                               -----------------

I hereby certify that this is a true and complete copy of the 24 page document on file in this office. Dated: 10/7/03 o DEPARTMENT OF ASSESSMENTS AND TAXATION

[Graphic Seal Omitted]

By: [graphic of signature omitted]
----------------------------------, Custodian

This stamp replaces our previous certification system. Effective: 6/95

                      VOLUSIA MERIDIAN LIMITED PARTNERSHIP                o

                                                                  6/8/88 at 8:48


                           THIRD AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
                                      AND
                       CERTIFICATE OF LIMITED PARTNERSHIP

   THIS THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP is entered into effective as of the 1st day of January, 1988, by and among the undersigned persons designated as General Partners and Limited Partners, respectively.

                              W I T N E S S E T H :

   WHEREAS, Meridian Nursing Centers, Inc., Michael J. Batza, Jr., Edward A. Burchell, Earl L. Linehan, Roger C. Lipitz and Arnold I. Richman (the "Original Partners") joined together to form a limited partnership known as Volusia Meridian Limited Partnership, a Maryland limited partnership (the "Partnership"), the certificate and agreement of which were dated as of December 1, 1983 and recorded with the Maryland State Department of Assessments and Taxation on September 10, 1986 at Liber F2846, folio 1060; and

   WHEREAS, pursuant to a First Amended Limited Partnership Agreement and First Amended Certificate of Limited Partnership recorded with the Maryland State Department of Assessments and Taxation on December 30, 1986 at Liber F2876, folio 2518, Meridian Nursing Centers, Inc. withdrew and Meridian Inc. was admitted in its stead as the general partner of the Partnership; and

   WHEREAS, pursuant to a Second Amended and Restated Limited Partnership Agreement and Certificate of Limited Partnership recorded with the Maryland State Department of Assessments and Taxation on March 27, 1987, at Liber F2904, folio 0852, certain trustees were admitted as holders of Class B Limited Partnership Interests; and

   WHEREAS, pursuant to a First Amendment to the Second Amended and Restated Limited Partnership Agreement and Certificate of Limited Partnership effective as of November 13, 1987 and recorded with the Maryland State Department of Assessments and Taxation on December 21, 1987, Meridian Nursing Centers, Inc. was admitted to the Partnership as a Class A Limited Partner; and

   WHEREAS, pursuant to a Second Amendment to the Second Amended and Restated Limited Partnership Agreement effective as of November 13o 1987 and recorded with the Maryland State

   Section 1.2    Name and Office

   The Partnership name shall be, and its business shall be conducted under the name and style of, VOLUSIA MERIDIAN LIMITED PARTNERSHIP (the "Partnership"). The principal office of the Partnership shall be 21 West Road, Towson, Maryland 21204. The General Partner may at any time change the location of such principal office and shall give due notice of any such change to the Limited Partners.

   Section l.3    Purpose

   The primary purpose of the Partnership shall be the ownership and the operation of a nursing center in Volusia County, Florida (the "Project"), and the conduct of any business or activity which the General Partner determines to be necessary, incidental, desirable or convenient to carry out the Partnership's business purposes.

   Section 1.4    HUD Authorization

   In addition to the purposes of the Partnership as set forth herein, the Partnership shall be specifically empowered and authorized to (i) apply for and obtain from the Department of Housing and Urban Development (hereinafter referred to as "HUD") contracts of mortgage insurance, interest subsidies, and rent supplement payments pursuant to the National Housing Act, as amended,
Section 8 of the U.S. Housing Act of 1937, and (ii) enter into, with HUD, a Regulatory Agreement governing the operation and maintenance of the Project as set forth below. The Partnership, through its General Partner, shall have the right to apply for and obtain from the Secretary of Housing and Urban Development, acting by and through the Federal Housing Commissioner, a contract or contracts of mortgage insurance pursuant to the provisions of Section 232 or any other Section of the National Housing Act, as amended, covering bonds, notes, and other evidences of indebtedness issued by the Partnership and any indenture of mortgage or deed of trust securing the same. The Partnership is authorized to execute a note or notes, and a mortgage or mortgages (the term "mortgage" being hereby defined as to include "deed of trust") in order to secure a loan or loans to be insured by the Secretary of Housing and Urban Development and to execute one or more Regulatory Agreements and other documents required by the Secretary of Housing and Urban Development, acting by and through the Federal Housing Commissioner, in connection with such loan or loans. Any incoming partner shall, as a condition of receiving an interest in the Partnership, agree to be bound by the Regulatory Agreement and other documents required in connection with the loan insured under the National Housing Act, as amended, to the same extent and on the same terms as the other

Partners of the same class. Upon any dissolution of the Partnership, no title or right to possesion and control of the rental housing or nursing home project or projects, and no right to collect the rents therefrom shall pass to any person who is not bound by the Regulatory Agreement in a manner satisfactory to the Secretary of Housing and Urban Development while any mortgage on partnership property is insured under the National Housing Act, as amended. The General Partner is authorized and empowered, on behalf of the Partnership, to negotiate, obtain and comply with such amendments of the contract of mortgage insurance, mortgage, note, Regulatory Agreement, plans and specifications, and related documents as may be acceptable to the Federal Housing Administration. The aforesaid Regulatory Agreement shall be binding upon the Partnership, its successors and assigns, so long as a mortgage on the property of the Partnership, which is insured or held by HUD, is outstanding. The Partnership shall comply in every respect with the Regulatory Agreement and all applicable Federal, State and local statutes and regulations including without limitation the HUD regulations applicable to a partnership mortgagor. Any requirements imposed on the partnership mortgagor under the National Housing Act and Regulatory Agreement, if inconsistent with any provision on this Limited Partnership Agreement, shall be controlling and shall govern the rights and obligations of the parties hereto. It is further agreed that the General Partner shall be fully authorized to sign or act in any other appropriate manner, without limitation, including agreements, certificates, resolutions, etc., related in any way to the closing for any FHA financing of the Project. By the execution of this Limited Partnership Agreement, each Partner agrees to be bound by any Regulatory Agreements and other documents required in connection with the mortgage loans insured under the National Housing Act, as amended.

   Section 1.5    Applications, permits and approvals

   The Partnership is hereby authorized to make application for certificates of need, licenses, zoning and subdivision approvals, building permits and any other permits or approvals required under federal, state or local laws applicable to the Project to authorize the acquisition, construction and operation of the Project. Any and all acts taken on behalf of the Partnership in furtherance of obtaining such approvals are hereby ratified, confirmed and approved.

                                   ARTICLE II

                               Partners' Capital

   Section 2.1    General Partner

   The General Partner shall contribute to the Partnership as its capital contribution the amount set forth on Schedule I.

   Section 2.2    Limited Partners

   The Limited Partners shall each contribute to the Partnership as their capital contributions the amounts set forth on Schedule I.

   Section 2.3    Partnership Capital

   The capital of the Partnership shall be the amounts contributed by the General Partner and Limited Partners.

   Section 2.4    Interest on Capital

   No interest shall be paid on any capital contribution to the Partnership.

   Section 2.5    Withdrawal of Capital

   No Limited Partner shall have the right to withdraw his capital contributed to the Partnership until the Partnership is dissolved and terminated or until the Limited Partners shall withdraw from the Partnership and no longer be a Limited Partner as provided herein. No Limited Partner shall have any right to receive any funds or property of the Partnership except as may be specifically provided in this Agreement.

   Section 2.6    Loan by Partners

   If any Partner shall loan any monies to the Partnership, the amount of any such loan shall not be an increase in his share of the distributions of the Partnership; but the amount of any such loan shall be an obligation of the Partnership to such Partner, and shall be repaid with interest and on such terms as the General Partner shall determine.

   Section 2.7    Liability of Limited Partners

   No Limited Partner shall be personally liable for any liabilities, contracts, or obligations of the Partnership. A Limited Partner's liability is limited to the amount of capital contributions made or required to be made by any such Limited Partner pursuant to this Agreement. After his capital contributions have been made no Limited Partner shall be required to make any further capital contributions or lend any funds to the Partnership except as otherwise required by Section 6.5B hereof or by the Revised Uniform Limited Partnership Act of the State of Maryland. The General Partner shall not have any personal liability for the repayment of the capital contribution of any Limited Partner.

   Section 2.8    Extraordinary Contributions

   If the Partnership has at any time a liability arising out of a tort or a liability which is not customarily incurred by the Partnership in the ordinary course of the Partnership's business and which cannot be satisfied from Net Cash Flow or net proceeds from a Capital Transaction, such liability shall be solely the liability of the General Partner to the extent the assets of the Partnership are insufficient to pay such liability. In such cases, the General Partner shall make an Extraordinary Contribution to the Partnership, as soon as practicable, in an amount sufficient to satisfy such liability. Notwithstanding the provisions of Article VI, all losses of the Partnership which are funded by Extraordinary Contributions shall be allocated to the General Partners.

                                  ARTICLE III

                   Rights, Powers and Duties of General Partner

   Section 3.1    Authorized Acts

   Subject to the provisions of this Agreement, the General Partner for, in the name and on behalf of the Partnership is hereby authorized:

      (i) To acquire by purchase, lease or otherwise any interest in real or personal property or in any other partnership, corporation or other business entity which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership.

      (ii) To construct, rehabilitate, demolish, rebuild, repair, operate, maintain, finance and improve, and to own, sell, convey, assign, mortgage or lease any or all of the real estate and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership.

      (iii) To borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Partnership, and to secure the same by mortgage, pledge or other lien on any assets of the Partnership.

      (iv) To prepay in whole or in part, refinance, recast, increase, modify or extend any mortgages affecting the assets of the Partnership and in connection therewith to execute any extensions, renewals or modifications of any such mortgages on the assets of the Partnership.

      (v) To employ a management company, including a company owned wholly or partially by any one or more affiliated persons, or who is a General Partner or an affiliate of a General Partner, to manage the assets of the Partnership and to pay reasonable compensation for such services, provided the General Partners (if more than one) shall act unanimously in connection therewith.

      (vi) To execute any note, mortgage and/or loan agreement in order to secure a loan to the Partnership.

      (vii) To enter into any kind of activity and to perform and carry out contracts of any kind necessary to or in connection with, or incidental to the accomplishment of the purposes of the Partnership, so long as said activities and contracts may be lawfully carried on or performed by a partnership under the laws of the State of Maryland.

   Section 3.2    Management of Partnership Business

   The business and affairs of the Partnership shall be managed by the General Partner who shall devote such of its time and services as the General Partner in its absolute discretion deems necessary. To the extent permitted by the applicable law of the State of Maryland, the General Partner shall possess and enjoy all the rights and powers of partners in a partnership without limited partners. Each of the Partners hereby agrees that any Partner may engage in and/or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management and development of real property. The General Partner shall be reimbursed by the Partnership for all expenses incurred by it in connection with the business of the Partnership.

   Section 3.3    Business Control

   No Limited Partner shall participate in or have any control over the Partnership business. The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on it by this Agreement and to the employment, when and if in the discretion of the General Partner the same is deemed necessary or advisable, of such brokers, agents or attorneys as the General Partner may determine (notwithstanding that any parties to this Agreement may have an interest in, or be one of, such brokers, agents or attorneys). No Limited Partner shall have any authority or right to act for or bind the Partnership.

   Section 3.4    Transfer or Withdrawal by General Partner

   (a) A General Partner may not withdraw from the Partnership or sell, transfer or assign his interest as General Partner without the prior consent of a majority in interest of the Limited Partners and then only upon compliance with the provisions in Section 3.4(c).

   (b) In the event that a General Partner withdraws from the Partnership or sells, transfers or assigns his entire interest pursuant to Section 3.4(a), he shall be and shall remain liable for all obligations and liabilities incurred by him as General Partner before such withdrawal, sale, transfer or assignment shall have become effective, but shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time such withdrawal, sale, transfer or assignment shall have become effective.

   (c) A General Partner may withdraw from the Partnership pursuant to Section 3.4(a) only upon meeting the following further requirements:

      (i) the accountants for the Partnership shall deliver to the Partnership their opinion that any substitute General Partner(s) has (have) sufficient net worth and meet(s) all other published requirements of the Internal Revenue Service necessary to assure that the Partnership will continue to be classified as a partnership for federal income tax purposes;

      (ii) counsel for the Partnership shall have rendered an opinion that the withdrawal of the General Partner is in conformity with the Revised Uniform Limited Partnership Act of the State of Maryland and that none of the actions taken in connection with such withdrawal will cause the termination or dissolution of the Partnership or will cause it to be classified other than as a partnership for federal income tax purposes; and

      (iii) admission of a substitute General Partner who satisfies the requirements of Section 3.5.

   (d) The General Partner may at any time designate additional persons to be General Partners, whose interest in the Partnership shall be such as agreed upon by the General Partner and such Additional General Partner, provided that the interest of the Limited Partners shall not be affected thereby. Such additional Persons shall become successor or Additional General Partners only upon meeting the conditions provided in Section 3.5.

   Section 3.5    Admission of a Successor or Additional General Partner

   A person shall be admitted as a General Partner of the Partnership only if the following terms and conditions are satisfied:

   (a) The admission of such persons shall have been consented to by the General Partner and by such number of Limited Partners as are then required under the Revised Uniform Limited Partnership Act of the State of Maryland to consent to ratify admission of a General Partner, but in any event, such admission shall have been consented to by not less than a majority in interest of the Limited Partners (including both Class A and Class B Limited Partners);

   (b) The successor and additional person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement, by executing such documents or instruments that may be required or appropriate to effect the admission of such person as a General Partner and such documents shall have been filed for recordation and all other actions required in connection with such admission shall have been performed;

   (c) If a successor or additional person is a corporation, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of its authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

   (d) Counsel for the Partnership shall render an opinion that the admission of the successor or additional Person is in conformity with the Revised Uniform Limited Partnership Act of the State of Maryland and that none of the actions taken in connection with the admission of the successor Person will cause the termination or dissolution of the Partnership, or will impair the limited liability of the Limited Partners, or will cause it to be classified other than as a partnership for federal income tax purposes under the rules and regulations of the Internal Revenue Service promulgated at that time.

   Section 3.6    Liability of General Partner to Limited Partners

   The General Partner shall not be liable, responsible or accountable in damages or otherwise to any Limited Partner for any act performed by it within the scope of the authority conferred on it by this Agreement, except for acts of malfeasance or gross negligence.

   Section 3.7    Indemnification

   The Partnership shall indemnify and save harmless the General Partner against any claims or liability incurred by it provided that the acts or omissions giving rise to such claims or liabilities were performed in good faith in the belief that it was acting within the scope of its authority under this Agreement. Nothing contained in this paragraph shall be construed as imposing any liability on any Limited Partner.


                                   ARTICLE IV

   Section 4.1     Term and Dissolution

   The Partnership shall continue in full force and effect until December 31, 2036 (or as otherwise provided by law), except that the Partnership shall be dissolved prior to such date upon the happening of any of the following events:

   (a) The sale or other disposition of all or substantially all the assets of the Partnership; or

   (b) The death, insanity, bankruptcy or retirement of a General Partner if no General Partner remains or none of the remaining General Partners (if any) elects to continue the Partnership; or

   (c) The election to dissolve the Partnership made in writing by the Partners whose total percentage of Partnership interests represent at least 79.2% of the percentage interests of all of the Partners.

   The term of the Partnership may not be extended without the prior written approval of all Partners.

                                   ARTICLE V

                  Transferability of Limited Partner Interests

   Section 5.1    Withdrawal or Retirement

   No Class A or Class B Limited Partner may withdraw or retire from the Partnership, or receive a return of his or its contributions, without the consent of the General Partner; provided, however, that a Class B limited partnership interest which is held by a family trust as permitted by Section
5.2 shall not be bound by this provision.

   Section 5.2    Assignability by Limited Partners

   (a) No Class A or Class B Limited Partner may assign or dispose of his or its interest without first (i) offering the Partnership an opportunity to purchase such interest upon the identical terms to be offered to any other proposed assignor, purchaser or other transferee, and (ii) obtaining the prior written consent of the General Partner, except that any Limited Partner may transfer or dispose of all or any part of his Partnership Interest during his lifetime for value or as a gift or by inter vivos trust, or, otherwise, to or for the benefit of his immediate family. "Immediate family" is hereby defined to mean such Partner's spouse, children, grandchildren, sisters, brothers, father, mother, father-in-law or mother-in-law. The transferee of such a Partnership interest, including a beneficial holder for a transferee, shall hold the interest as a Class B Limited Partner subject to all of the terms and provisions of this Agreement. Notwithstanding the first sentence of this subsection 5.2(a), a Class B Limited Partner which is a family trust may sell, assign, or transfer his or its interest without restriction, provided that the transferee shall be bound by all the terms and conditions of this Agreement, including any amendment hereto.

   (b) Notwithstanding Paragraph (a), an individual Class A or Class B Limited Partner may, by written instrument, designate any person (including a corporate trustee) to become the assignee of all of his interest, as a Limited Partner, immediately upon his death. Such an assignee if he shall then be living, shall become a Substitute Class A or Class B Limited Partner immediately upon the assignor's death without requirement of any action on the part of the legal representative of the assignor Partner; and such legal representative and the estate of such deceased Partner shall have no interest whatsoever in the Partnership; provided, however, that the estate of the deceased Partner shall remain liable for the liabilities of the deceased Partner to the Partnership. Any such designation must be filed with the

General Partner during such Partner's lifetime. Such designation may be revoked from time to time and a new such designation made and filed with the General Partner. The Partnership need not recognize such designated assignee as a Substitute Class A or Class B Limited Partner until (i) duly notified in writing of the death of the assignor Partner and (ii) furnished with a legal opinion, acceptable to the General Partner to the effect that such designation is valid under the applicable laws of testate and intestate succession.

   Section 5.3    Amended Agreement and Certificate

   Any transfer or change of any Partner's interest in the Partnership must be reflected in an appropriate amendment to the Partnership Agreement and Certificate of Limited Partnership.

                                   ARTICLE VI

                   Allocations and Distributions to Partners

   Section 6.1 Allocation of Net Income and Net Losses and Cash Distributions from Normal Operations

   (a) For purposes of this Agreement, the "net income" and "net losses" shall mean the taxable income and losses as determined in accordance with the accounting methods followed by the Partnership for Federal income tax purposes but before deducting any allowance for depreciation or "recovery" of the cost of the property and assets of the Partnership. Net income or net losses shall not include any gain or loss realized by the Partnership from a "Capital Transaction" as defined in Section 6.3.

   (b) For purposes of this Agreement and federal and state income tax purposes, all net income and net losses of the Partnership for each calendar year or fraction of a calendar year shall be allocated and credited or charged as the case may be, as follows:

       (1) One hundred percent (100%) of an amount of net income up to the sum of (A) the amount by which all mortgages on the Project and any other indebtedness of the Partnership have been amortized (i.e. principal repaid) during 1987 (other than repayments thereof out of the proceeds from a Capital Transaction) and (B) the amount credited to any replacement or reserve account during 1987 shall be specially allocated to Meridian Associates '87 until such time as it has been allocated an amount equal to the amount it would have been allocated had it been admitted as a holder of a two and one-half percent
(2 1/2%) Class A Limited Partnership Interest as of January, 1987, and the remainder shall be allocated and credited to the capital accounts of the General Partner and other Class A Limited Partners in proportion to their respective Partnership Interests. For 1988, one hundred percent (100%) of an amount of net income up to the sum of (A) the amount by which all mortgages on the Project and any other indebtedness of the Partnership have been amortized (i.e. principal repaid) during 1988 (other than repayments thereof out of the proceeds from a Capital Transaction) and (B) the amount credited to any replacement or reserve account during 1988 shall be specially allocated to Meridian Associates '87 until such time as it has been allocated an amount equal to the amount it would have been allocated had it been a holder of a five percent (5%) Class A Limited Partnership Interest as of January, 1988, and the remainder shall be allocated and credited to the capital accounts of the General Partner and other Class A Limited Partners in proportion to their respective Partnership Interests. For.1989 and each subsequent year, an amount of net income up to the sum of (A) the amount by which all mortgages on the Project and any other indebtedness of the Partnership have been amortized (i.e. principal repaid) during each year (other than repayments thereof out of the proceeds from a Capital Transaction) and (B) the amount credited to any replacement or reserve account during each year shall be allocated and credited to the capital accounts of the General Partner and Class A Limited Partners.

      (2) One hundred percent (100%) of the balance of the net income for 1987 shall be specially allocated to Meridian Associates '87 until such time as it has been allocated an amount of the balance of net income equal to the amount it would have been allocated had it been admitted as a holder of a two and one-half percent (2 1/2%) Class A Limited Partnership Interest as of January, 1987, and the remainder of the balance of net income for l987 shall be allocated to the other Partners in proportion to their respective Partnership Interests. For 1988, one hundred percent (100%) of the balance of the net income for 1988 shall be specially allocated to Meridian Associates '87 until such time as it has been allocated an amount equal to the amount it would have been allocated had it been a holder of a five percent (5%). Class A Limited Partnership Interest as of January, 1988 and the remainder of the balance of net income for 1988 shall be allocated to the other Partners in proportion to their respective Partnership Interests. For 1989 and each subsequent year, the balance of the net income for each year shall be allocated and credited to the capital accounts of all of the Partners.

      (3) One hundred percent (100%) of all net losses incurred for 1987 shall be specially allocated to Meridian Associates '87 until such time as it has been allocated an amount equal to the amount it would have been allocated had it been admitted as a holder of a two and one-half percent (2 1/2%) Class A
Limited Partnership Interest as of January, 1987 and the remainder of net losses for 1987 shall be allocated to the other Partners in proportion to their respective Partnership Interests. For 1988, one hundred percent (100%) of all net losses incurred for 1988 shall be specially allocated to Meridian Associates '87 until such time as it has been allocated an amount equal to the amount it would have been allocated had it been a holder of a five percent (5%) Class A Limited partnership Interest as of January, 1988, and the remainder of net losses for 1988 shall be allocated to the other Partners in proportion to their respective Partnership Interests. For 1989 and each subsequent year, net losses for any year shall be allocated and charged, to the capital accounts of all the Partners.

      (4) One hundred percent (100%) of the amount of the depreciation or "recovery" of the costs of all Partnership property and assets incurred for 1987, shall be specially allocated to Meridian Associates '87 until such time as it has been allocated an amount equal to the amount it would have been allocated had it been admitted as a holder of a two and one-half percent
(2 1/2%) Class A Limited Partnership Interest as of January, 1987, and the remainder of the amount of the depreciation or "recovery" of the costs of all Partnership property and assets for 1987 shall be allocated to the General Partner and other Class A Limited Partners in proportion to their respective Partnership Interests. For 1988, one hundred percent (100%) of the amount of the depreciation or "recovery" of the costs of all Partnership property and assets incurred for 1988 shall be specially allocated to Meridian Associates '87 until such time as it has been allocated an amount equal to the amount it would have been allocated had it been a holder of a five percent (5%) Class A Limited Partnership Interest as of January, 1988, and the remainder of the amount of the depreciation or "recovery" of the costs of all Partnership property and assets for 1988 shall be allocated to the General Partner and other Class A Limited Partners in proportion to their respective Partnership Interests. For 1989 and each subsequent year, the amount of the depreciation or "recovery" of the costs of all Partnership property and assets shall be charged to the capital accounts of the General Partner and Class A Limited Partners.

   (c) For all purposes of this Agreement, except as otherwise provided in Sections (b)(l), (2), (3) and (4) above, the amount of any item to be credited or charged to the capital accounts of, or the amount of any item to be distributed to the General Partners or any class of Limited Partners or all of the Partners, or any grouping of Partners as the case may be, shall be credited, charged or distributed, as the case may be, in proportion to the respective Partnership Interests of such Partners, as shown on Schedule I.

   (d) For the purposes of this Agreement, except as otherwise provided in Sections (b)(1), (2), (3) and (4) above, in the event of the transfer of all or any part of a Partnership Interest (in accordance with the provisions of this Agreement) at any time other than the end of a Partnership accounting year, the distributive share of the net income and net losses and depreciation of the Partnership in respect of the Partnership interest so transferred shall be allocated between the transferor and the transferee in the same ratio as the number of days in such Partnership accounting year before and after such transfer, except that the provisions of this sentence shall not be applicable to a gain or loss arising from a Capital Transaction. Gain or loss from any such Capital Transaction shall be allocated on the basis of Partnership interests on the date the gain is realized or the loss incurred, as the case may be.

   Section 6.2    Distribution of Net Cash Flow

   (a) For all purposes of this Agreement, the term "Net Cash Flow" for any calendar year or fraction of a calendar year, shall mean the excess, if any, of (1) the sum of (A) the net income of the Partnership for such calendar year or fraction thereof, plus (B) any funds previously set aside as reserves by the General Partner to the extent that it no longer reasonably regards such reserves as necessary in the efficient control of the Partnership business, over (2) the sum of (A) all amounts payable in such calendar year or fraction thereof on account of the amortization (i.e. principal payments) of any debts of the Partnership (including, without limitation loans secured by mortgages on the Project) other than repayments out of the proceeds of any Capital Transaction (as defined in Section 6.3), plus (B) the amount of any funds set aside as reserves or used for capital expenditures by the General Partner plus
(C) any other cash expenditures which have not been deducted in determining net income of the Partnership.

   (b) Net Cash Flow shall not include the net proceeds from any Capital Transaction.

   (c) The Net Cash Flow of the Partnership for each calendar year or fraction thereof shall be distributed to the Partners in proportion to their respective Partnership Interests as shown on Schedule I.

   Section 6.3    Distribution of Proceeds from a Capital Transaction

   Except as may be required by Section 6.6, the net proceeds resulting from the refinancing, sale, exchange, condemnation, casualty, or other disposition of any of the Partnership's assets or property (a "Capital Transaction") shall be distributed and applied in the following order of priority:

   (a) to the payment of debts and liabilities of the Partnership (including all expenses of the Partnership incident to any such sale or refinancing of the Partnership assets being sold or refinanced) other than loans or other debts and liabilities of the Partnership to Partners;

   (b) to the setting up of any reserves which the General Partner, or the liquidator if the Partnership is being dissolved, deems reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Partnership;

   (c) to the repayment of any unrepaid loans theretofore made by the Partners to the Partnership and to the payment of any unpaid amounts owing to the General Partner under this Agreement;

   (d) to the Partners in the aggregate amount of their Capital Contributions reduced by all prior distributions made to them pursuant to this paragraph (d); and

   (e) the remainder of such proceeds, to the Partners in proportion to their respective Partnership Interests, as shown on Schedule I.

   Section 6.4    Allocation of Gains and Losses from a Capital Transaction.

    All gains and losses from a Capital Transaction shall be allocated in the following manner:

   A. All gains shall be allocated as follows:

      (i) First, gains shall be allocated among the Partners with five balances in their Capital Accounts in proportion to such balances until the Capital Account of each Partner is increased to zero;

      (ii) Second, to each Partner who has received or will receive a distribution out of the proceeds of such Capital Transaction pursuant to
Section 6.3(d), an amount of gain equal to the excess of the distribution over the positive balances in the Capital Accounts of the Partners (determined after the allocation in this Section 6.4 (A)(i), in proportion to the respective amounts of such excess; and

      (iii) Third, gain in excess of amounts allocated under subsections (i) and (ii) above shall be allocated to the Partners in accordance with their Partnership Interests as set forth on Schedule I.

   B. All losses shall be allocated as follows:

      (i) First, an amount of loss equal to the amount by which the aggregate amount of the Capital Accounts for all Partners exceeds the total capital contributions of all Partners shall be allocated in the ratio that each Partner's individual excess balance in his Capital Account bears to the aggregate excess balances of all Partners;

      (ii) Second, the remainder of the loss shall be allocated among the Partners with positive Capital Accounts, after giving effect to allocations under Section 6.4B (i), by allocating an amount of loss to each such Partner which bears the same ratio to the total loss to be allocated under this
Section 6.4B (ii) as the positive Capital Account of such Partner bears to the sum of the positive Capital Accounts of all Partners; and

      (iii) Third, the amount of loss that remains after the allocations under the preceding subsections (i) and (ii) shall be allocated to the Partners in accordance with their respective Partnership Interests as set forth on
Schedule I.

   C. Any portion of the gains treated as ordinary income for Federal income tax purposes under Sections 1245 or 1250 of the Code ("Recapture Amount") shall be allocated among the General Partner and Class A Limited Partners in proportion to their respective Partnership Interests.

   Section 6.5    Capital Accounts

   A. A separate Capital Account shall be maintained and adjusted for each Partner. There shall be credited to each Partner's Capital Account the amount of his Capital Contribution and such Partner's distributive share of the profits for tax purposes of the Partnership; and there shall be charged against each Partner's Capital Account the amount of all net cash flow distributed to such Partner, the net proceeds resulting from the liquidation of the Partnership's assets or from any sale or refinancing of a Project distributed to such Partner, and such Partner's distributive share of the losses for tax purposes of the Partnership. Otherwise, each Partner's Capital Account shall be determined, maintained and adjusted in accordance with the Treasury Regulations issued pursuant to Section 704(b) of the Code, and, in particular, the capital account provisions of Treasury Regulation ss.l.704-l(b)(2)(iv). In the event of any transfer of an interest in the Partnership, the transferee shall succeed to the capital account of the transferor in respect of the interest transferred.

   B. In the event that a Partner's Interest in the Partnership is liquidated within the meaning of Treasury Regulation ss.1.704(b)(2)(ii)(g) and if, following the liquidation, such Partner has a deficit balance in its Capital Account after giving effect to all Capital Account adjustments through the Partnership's taxable year in which such liquidation occurs (other than adjustments made pursuant to this Section 6.5.B), then such Partner shall be unconditionally obligated to contribute to the capital of the Partnership, by the end of the Partnership's taxable year during which such liquidation occurs or, if later, within ninety (90) days after the date of liquidation, an amount equal to the deficit balance in his Capital Account, which amount shall be paid to creditors of the Partnership or distributed to other Partners in accordance with their positive Capital Account balances and the provisions of
Section 6.6 of this Agreement.

   Section 6.6    Liquidation Proceeds

   It is the intent of the Partners that, upon liquidation of the Partnership, any liquidation proceeds available for distribution to the Partners be distributed in accordance with the Partner's respective Capital Account balances and the Partners believe that distributions under Section 6.3 will effectuate such intent.

   Section 6.7    Political Contributions

   All political contributions made by the Partnership shall be deemed to be made solely from the individual Limited Partners. No benefit is intended to inure in any way to the General Partner or any related trust. Further, the benefits of political deductions shall be allocated ratably for all Limited Partners regardless of their respective ownership.


                                  ARTICLE VII

               Books and Records: Accounting, Tax Elections, etc.

   Section 7.1    Books and Records

   The books and records of the Partnership shall be maintained by the General Partner and shall be available for examination by any Partner, or his duly authorized representatives, during regular business hours. The Partnership may provide such financial or other statements to the Partners as the General Partner in its discretion deems advisable.

   Section 7.2    Bank Accounts

   The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partner shall determine, and withdrawals shall be made on such signature(s) as the General Partner may determine.

   Section 7.3    Tax Returns; Elections

   As soon as practicable after the end of each calendar year, the General Partner shall mail to each Partner sufficient information with respect to the Partnership necessary for the preparation of such Partner's Federal income tax return.

   Section 7.4    Fiscal Year; Method of Accounting.

   The determination of the fiscal year and the method of accounting to be used in keeping the books of the Partnership shall be made by the General Partner.


                                  ARTICLE VIII

                               General Provisions

   Section 8.1    Notices

   Any and all notices called for under this Agreement shall be deemed adequately given only if in writing and delivered in person, or sent by registered or certified mail, postage prepaid, to the party or parties for whom such notices are intended.

   All such notices sent by registered or certified mail, in order to be effective, shall be addressed to the following addresses, or such other address as may be indicated by each Partner:

   Name                       Address
   ----                       -------
   Meridian Inc.              21 West Road
                              Towson, Maryland 21204

   Michael J. Batza, Jr.      520 East Seminary Avenue
                              Towson, Maryland 21204

   Edward A. Burchell         3808 Duddington Way
                              Phoenix, Maryland 21131

   Earl L. Linehan            1006 Winding Way
                              Baltimore, Maryland 21210

   Roger C. Lipitz            3607 Anton Farms Road
                              Baltimore, Maryland 21208

   Arnold I. Richman          6800 Westbrook Road
                              Baltimore, Maryland 21215

   Meridian Associates '87     21 West Road
   Limited Partnership        Towson, Maryland 21204

   Stanard T. Klinefelter     36 South Charles Street
                              Baltimore, Maryland 21201

   Any other Trustee          c/o Stanard T. Klinefelter
                              36 South Charles Street
                              Baltimore, Maryland 21201

   Section 8.2    Binding Provisions

   The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

   Section 8.3    Separability of Provisions

   Each provision of this Agreement shall be considered separable and o any reasons any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect any other provisions of this Agreement.

   Section 8.4    Paragraph Titles

   Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

   Section 8.5    Amendments

   This Agreement may be amended in any respect only by the unanimous written consent of the Partners.

   Section 8.6    Resident Agent

   The Resident agent shall be Meridian Inc., 21 West Road, Towson, Maryland 21204.

   WITNESS the execution hereof under seal as of the day and year first above written.

GENERAL PARTNER:                CLASS A LIMITED PARTNERS
MERIDIAN INC.

By:   /s/ Arnold I. Richman     /s/ Michael J. Batza, Jr.
---------------------------     -------------------------
Arnold I. Richman,              Michael J. Batza, Jr.
Executive Vice President
                                /s/ Edward A. Burchell
                                -------------------------
                                Edward A. Burchell

                                /s/ Earl L. Linehan
                                -------------------------
                                Earl L. Linehan

                                /s/ Roger C. Lipitz
                                -------------------------
                                Roger C. Lipitz

                                /s/ Arnold I. Richman
                                -------------------------
                                Arnold I. Richman

                                MERIDIAN ASSOCIATES '87
                                LIMITED PARTNERSHIP

                                By: Meridian Inc.
                                    General Partner

                                By: /s/ Arnold I. Richman
                                -------------------------
                                Arnold I. Richman
                                Executive Vice President

WITHDRAWING CLASS A                        CLASS B LIMITED PARTNERS:
LIMITED PARTNER:

MERIDIAN NURSING CENTERS,                  /s/ Edward A. Burchell
                                           -----------------------------
By: /s/ Arnold I. Richman                  Edward A. Burchell
--------------------------------------
                                           /s/ Stanard T. Klinefelter
                                           -----------------------------
                                           Stanard T. Klinefelter,
                                           Trustee under a Trust
                                           Agreement dated June 11, 1986
                                           f/b/o Batza Children

                                           /s/ Stanard T. Klinefelter
                                           ------------------------------
                                           Stanard T. Klinefelter,
                                           Trustee under a Trust
                                           Agreement dated June 4, 1986
                                           f/b/o Burchell Children

                                           /s/ Stanard T. Klinefelter
                                           ------------------------------
                                           Stanard T. Klinefelter,
                                           Trustee under a Trust
                                           Agreement dated November 21,
                                           1986 f/b/o Linehan Children

                                           /s/ Stanard T. Klinefelter
                                           ------------------------------
                                           Stanard T. Klinefelter,
                                           Trustee under a Trust
                                           Agreement dated December 19,
                                           1985 f/b/o Lipitz Children

                                           /s/ Stanard T. Klinefelter
                                           ------------------------------
                                           Stanard T. Klinefelter,
                                           Trustee under a Trust
                                           Agreement dated August 1, 1986
                                           f/b/o Richman Children

                      VOLUSIA MERIDIAN LIMITED PARTNERSHIP

                                   SCHEDULE I
                                   ----------
                                                       Capital       Partnership
    Partner                Status                   Contributions     Interests
    -------                ------                   -------------     ----------
Meridian Inc.              General Partner                $100          1%

Michael J. Batza, Jr.      Class A Limited Partner        $ 50          8.90%

Edward A. Burchell         Class A Limited Partner        $ 50          8.90%

Earl L. Linehan            Class A Limited Partner        $ 50          8.90%

Roger C. Lipitz            Class A Limited Partner        $ 50          8.90%

Arnold I. Richman          Class A Limited Partner        $ 50          8.90%

Meridian Associates        Class A Limited Partner        $ 50          5.00%
'87 Limited Partnership

Edward A. Burchell         Class B Limited Partner        $ 10          1.98%

Stanard T. Klinefelter     Class B Limited Partner        $ 10          9.90%
and Patricia K. Batza,
Trustees f/b/o
Batza Children

Stanard T. Klinefelter     Class B Limited Partner        $ 10          7.92%
and Rosemary L. Burchell,
Trustees f/b/o
Burchell Children

Stanard T. Klinefelter     Class B Limited Partner        $ 10          9.90%
and Darielle Linehan,
Trustees f/b/o
Linehan Children

Stanard T. Klinefelter     Class B Limited Partner        $ 10          9.90%
and Brenda B. Lipitz,
Trustees f/b/o
Lipitz Children

Stanard T. Klinefelter     Class B Limited Partner        $ 10          9.90%
and Alison L. Richman,
Trustees f/b/o
Richman Children
                                                          ----         ------
                      TOTAL                               $460.        100.00

   6772b/NLS/4/11/88

                      VOLUSIA MERIDIAN LIMITED PARTNERSHIP

                             FIRST AMENDMENT TO THE
                           THIRD AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
                                      AND
                       CERTIFICATE OF LIMITED PARTNERSHIP

   THIS FIRST AMENDMENT to the Fourth Amended and Restated Limited Partnership Agreement and Certificate of Limited Partnership is entered into effective as of this o day of November, 1993, by and among the undersigned persons designated a General Partners and Limited Partners, respectively.

                                WITNESSETH THAT:

   WHEREAS, Volusia Meridian Limited Partnership, a Maryland limited partnership (hereinafter referred to as the "Partnership"), was formed pursuant to a partnership agreement effective as of December 1, 1983, the certificate and agreement of which were recorded with the Maryland State Department of Assessments and Taxation on September 10, 1986 at Liber F2846, folio
1060 (hereinafter referred to as the "Partnership Agreement"); and

   WHEREAS, pursuant to a First Amended Limited Partnership Agreement and First Amended Certificate of Limited Partnership recorded with the Maryland State Department of Assessments and Taxation on December 30, 1986 at Liber F2876, folio 2518, Meridian Nursing Centers, Inc. withdrew and Meridian Inc. ("MI") was admitted in its stead as the general partner of the Partnership; and

   WHEREAS, pursuant to a Second Amended and Restated Limited Partnership Agreement and Certificate of Limited Partnership recorded with the Maryland State Department of Assessments and Taxation on March 27, 1987, at Liber F2904, folio 0852, certain trustees were admitted as holders of Class B Limited Partnership Interests; and

   WHEREAS, pursuant to a First Amendment to the Second Amended and Restated Limited Partnership Agreement and Certificate of Limited Partnership effective as of November 13, 1987 and recorded with the Maryland State Department of Assessments and Taxation on December, 1987. Meridian Nursing Centers, Inc. was admitted to the Partnership as a Class A Limited Partner; and

   WHEREAS, pursuant to a Second Amendment to the Second Amended and Restated Limited Partnership Agreement effective as of November 13, 1987,and recorded with the Maryland State Department of Assessments and Taxation on December 21, 1987, Meridian Nursing Centers, Inc. withdrew from the Partnership as a Class A Limited Partner and Meridian Associates `87 Limited Partnership was admitted as a holder of a two and one half percent (21/2%) Class A Limited Partnership Interest and certain tax allocations were modified; and

   WHEREAS, pursuant to a Third Amendment to the Second Amended and Restated Limited Partnership Agreement effective as of January 1, 1988, and recorded with the Maryland State Department of Assessments and Taxation (the "Department") Meridian Nursing Centers, Inc. was admitted to the Partnership as a Class A Limited Partner and the Partnership Agreement was corrected to reflect the intention of the parties regarding certain tax allocations; and

   WHEREAS, pursuant to a Third Amended and Restated Limited Partnership Agreement and Certificate of Limited Partnership effective of January 8, 1988 and recorded with the Department on June 8, 1988 as Liber F3032, folio 01318, the Partnership Agreement was amended to reflect the o Partnership Interest of Meridian Associates `87 and to modify certain tax allocations; and

   WHEREAS, Meridian Associates `87 Limited Partnership assigned its 5% limited partnership interest o Meridian Inc. ("MI") pursuant to an Assignment of Partnership Interests effective as of October 31, 1993; and

   WHEREAS, pursuant to a subsequent Assignment of Partnership Interests, the remaining limited partners assigned all of their partnership interests to MHC; and

   WHEREAS, the parties to the Partnership Agreement desire to amend the Partnership Agreement to reflect changes in the composition and partnership interests of the Partnership and to correct the Partnership Agreement to reflect the understanding of the parties.

   NOW, THEREFORE, in consideration of the foregoing of mutual promises of the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

   1. Each of the undersigned limited partners has transferred and assigned or caused the transfer and assignment of, their Partnership Interests to MHC.

   2. Schedule I of the Partnership Agreement is amended to read as follows:

                      VOLUSIA MERIDIAN LIMITED PARTNERSHIP

                                   SCHEDULE I

                                                                         Capital       Partnership
Partner                         Status                             Contributions         Interests
----------------------------    ---------------------------    -----------------    --------------
Meridian Inc.                   General Partner                             $100             1.00%
Meridian Healthcare, Inc        Class A Limited Partner                     $350             49.5%
Meridian Healthcare, Inc.       class B Limited Partner                      $60             49.5%


   3. The Partnership Agreement is otherwise ratified and confirmed in all other respects. If there are any conflicts between the terms of the Partnership Agreement and this Amendment, then and in such event this Amendment shall control.

   IN WITNESS WHEREOF, the undersigned persons have executed this Agreement as of the date and year first written above.

GENERAL PARTNER:                      CLASS A LIMITED PARTNERS

MERIDIAN INC.

By: /s/ [graphic omitted]
---------------------------

                                              /s/  Michael J. Batza
                                              ----------------------------------
                                              Michael J. Batza Jr.

                                              /s/ Edward A. Burchell
                                              ----------------------------------
                                              Edward A. Burchell

                                              /s/ Earl L. Linehan
                                              ----------------------------------
                                              Earl L. Linehan

                                              /s/ Roger C. Lipitz
                                              ----------------------------------
                                              Roger C. Lipitz

                                              /s/ Arnold I. Richman
                                              ----------------------------------
                                              Arnold I. Richman

                                              MERIDIAN ASSOCIATES `87
                                              LIMITED PARTNERSHIP

                                              By: Meridian Inc., General Partner

                                              By: /s/graphic
                                              --------------------------------

                                              CLASS B LIMITED PARTNERS:

                                              /s/ Edward A. Burchell
                                              ----------------------------------
                                              Edward A. Burchell

                                              /s/ Stanard T. Klinefelter
                                              ----------------------------------
                                              Stanard T. Klinefelter,
                                              Trustee under a Trust
                                              Agreement dated June 11, 1986
                                              f/b/o Batza Children

                                              /s/ Stanard T. Klinefelter
                                              ----------------------------------
                                              Stanard T. Klinefelter,
                                              Trustee under a Trust
                                              Agreement dated June 4, 1986
                                              f/b/o Burchell Children

                                              /s/ Stanard T. Klinefelter
                                              ----------------------------------
                                              Stanard T. Klinefelter,
                                              Trustee under a Trust
                                              Agreement dated November 21,
                                              1986 f/b/o Linehan Children

                                              /s/ Stanard T. Klinefelter
                                              ----------------------------------
                                              Stanard T. Klinefelter,
                                              Trustee under a Trust
                                              Agreement dated December 19,
                                              1985 f/b/o Lipitz Children

                                              /s/ Stanard T. Klinefelter
                                              ----------------------------------
                                              Stanard T. Klinefelter,
                                              Trustee under a Trust
                                              Agreement dated August 1, 1986
                                              f/b/o Richman Children

               CERTIFIED COPY OF RESOLUTION OF BOARD OF DIRECTORS
                         FOR CHANGE OF REGISTERED AGENT

   I Ira C. Gubernick, do hereby verify that I am the only elected and acting secretary of Volusia Meridian, LF; a limited partnership formed and under the laws of the State of Maryland; and that at a meeting of the partners said partnership held on the 10th day of May, 1999, the following resolution was adopted which said resolution remain in full force and effect:

   "The name and address of the registered agent o       graphic omitted
            Meridian, Inc.
            21 West Road
            Towson, MD 21204

   To:      The Corporation Trust Incorporated
            300 E. Lombard Street
            Baltimore, MD 21202"

                                                  /s/ Ira C. Gubernick
                                                  ------------------------------
                                                  Ira C. Gubernick
                                                  Secretary Meridian Health Inc.

(CORPORATE SEAL)


                         STATE DEPARTMENT OF ASSESSMENT
                                  AND TAXATION
                                 [o] FOR RECORD
                        5/15/99 BY /s/ [graphic omitted]


                               STATE OF MARYLAND

        I hereby certify that this is a true and complete copy of the 3 page document on file in this office. DATED: 10/7/03
                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
                     By: /s/ [graphoc omitted], Custodian.
     This stamp replaces our previous certification system. Effective: 6/95

   I HEREBY CONSENT TO ACT AS RESIDENT AGENT IN MARYLAND FOR THE ENTITY NAMED IN THE ATTACHED INSTRUMENT

The Corporation Trust Incorporated

by:

/s/  Korri A. Behlet
--------------------
SIGNATURE

      KORRI A. BEHLET
Special Assistant Secretary
---------------------------